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                                                                    Exhibit 99.1

PENTON MEDIA SHARES MOVE TO OVER-THE-COUNTER
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BULLETIN BOARD
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CLEVELAND, OH - June 17, 2003 - Trading of the common stock of Penton Media,
Inc. today transferred from the New York Stock Exchange to the Over-the-Counter Bulletin Board.

The Company's new trading symbol is PTON.

About Penton Media
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Penton Media is a diversified business-to-business media company that produces market-focused magazines, trade shows and conferences, and online media. Penton's integrated media portfolio serves the following industries: aviation; design/engineering; electronics; food/retail; government/compliance; Internet/information technology; leisure/hospitality; manufacturing; mechanical systems/construction; natural products; and supply chain.